UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

On June 21, 2017, Mara G. Aspinall was appointed as a new member of the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”). Ms. Aspinall will serve as a Class II Director with an initial term expiring at the Company’s 2020 Annual Meeting of Stockholders. Ms. Aspinall has also been appointed to serve on the Board’s Audit and Compensation Committees.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) and Stock Award Plan, Ms. Aspinall was granted an option to purchase 40,000 shares of the Company’s common stock with an exercise price equal to the mean between the high and low sales prices of the Company’s common stock on the date of her appointment. The foregoing option will vest on a monthly basis over the 24-month period following the grant date. Vesting will be accelerated in the event of a change in control involving the Company. Ms. Aspinall will also receive fees and additional equity compensation pursuant to the Policy.

A press release announcing Ms. Aspinall’s appointment to the Board is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01 – financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated June 22, 2017 announcing the appointment of Mara G. Aspinall as a member of the Company’s Board of Directors.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: June 22, 2017	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated June 22, 2017 announcing the appointment of Mara G. Aspinall as a member of the Company’s Board of Directors.

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